FOR IMMEDIATE RELEASE
                            GATEWAY INDUSTRIES, INC.

GATEWAY INDUSTRIES, INC. ANNOUNCES ITS ACQUISITION OF OAKTREE SYSTEMS, INC., A DATABASE DEVELOPMENT AND MANAGEMENT COMPANY.


                        On March 21, 2000, Gateway Industries, Inc. (the "Company") (OTC Bulletin Board:GWAY) acquired all of the outstanding capital stock of Oaktree Systems, Inc. ("Oaktree") (WWW.OAKTREESYS.COM), which primarily provides database development, consolidation and management services, and Web site design and maintenance services. Oaktree generated approximately $3 million in revenues for the year ended December 31, 1999 and was profitable. Oaktree shareholders were paid cash and shares of Gateway's common stock and have entered into employment agreements; other terms of the acquisition were not disclosed.

                        Oaktree was founded 17 years ago by Frank Mackay, its President and principal shareholder. Oaktree is based in Calverton, New York, on the North Fork of eastern Long Island and employs 33 people out of Calverton and St. Paul, Minnesota. Its customer base is predominantly comprised of nationally recognized non-profit organizations, charities, and publishing companies.

                        Oaktree offers products in 3 general areas:

                        Oaktree's DB-Cultivator product is a fully relational, multi-user database product which provides clients with sophisticated segmentation and analysis tools necessary to manage a direct marketing database via the Internet on a real-time basis. Oaktree's award winning product helps customers consolidate many disparate, multi-platform databases into one PC-based system that is flexible, customizable and scalable.

                        Oaktree recently launched Health E Store (WWW.HEALTHE-STORE.COM) as an online resource for customers interested in further developing a healthy lifestyle. The Health E Store is an independent, on-line merchant that is proud to feature Mayo Clinic Health Information books, publications and other fine products.

                        Oaktree also developed NetPlay (WWW.NETPLAYONLINE.COM) as an Internet-based sports administration package catering to the needs of communities. NetPlay provides an easy to use and affordable tool for an administrator to manage all aspects of creating and updating schedules while tracking and reporting searchable standings and statistics on amateur sports for athletes and fans to access via the Internet on a real-time basis. Presently, the NetPlay system is in use in Suffolk County in Long Island, New York. (WWW.SECTIONXI.ORG)

                        Frank Mackay, who will continue as President of Oaktree, stated, "We are excited about joining forces with Gateway to further develop our

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product  lines.  Gateway's  capital  and  relationships  should help us grow our current markets while providing access to new markets for our products."

                        Warren Lichtenstein, Chairman of Gateway stated, "After looking at numerous acquisition candidates over the last 2 years we believe that Oaktree will provide a solid foundation to grow in an industry which will become more important as the Internet economy continues to develop. We believe Oaktree will be the first of a series of transactions designed to increase shareholder value of Gateway."

                        For more information, you can contact Rob Frankfurt or Warren Lichtenstein at Gateway Industries at 212-813-1500.

                        THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH ARE INTENDED TO BE COVERED BY THE SAFE HARBORS CREATED HEREBY. INVESTORS ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS CONTAINED HEREIN ARE REASONABLE, AND ASSUMPTIONS COULD BE INACCURATE, AND THEREFORE, THERE CAN BE NO ASSURANCE THAT FORWARD-LOOKING STATEMENTS INCLUDED HEREIN, THE INCLUSION OF SUCH INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT THE OBJECTIVES AND PLANS OF THE COMPANY WILL BE ACHIEVED.